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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-52916 and No. 333-11157 of VirtualFund.com, Inc. on Form S-8 of our report dated October 21, 1999, appearing in the Annual Report on Form 10-K of VirtualFund.com, Inc. for the year ended June 30, 2000.



/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
October 16, 2000